UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2006
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Salary Increases for Named Executive Officers
The annual salaries of the named executive officers of Del Monte Foods Company (the Company) are fixed from time to time by the Compensation Committee of the Board of Directors of the Company, as set forth in such named executive officers’ employment agreements. On September 21, 2006, the Compensation Committee increased the base salary for each of the Company’s named executive officers, effective September 1, 2006. The base salary established by the Compensation Committee on September 21, 2006 for each named executive officer is as set forth on Exhibit 10.1 to this Current Report on Form 8-K.
For purposes of this Current Report on Form 8-K, “named executive officers” includes Richard G. Wolford, the Company’s Chairman of the Board, President and Chief Executive Officer; David L. Meyers, the Company’s Executive Vice President Administration and Chief Financial Officer; Timothy A. Cole, the Company’s Executive Vice President, Sales; and Nils Lommerin, the Company’s Executive Vice President, Operations. The foregoing persons represent all persons who are currently employed by the Company and who were identified as a named executive officer in the Company’s Proxy Statement relating to its 2006 Annual Meeting of Stockholders held September 21, 2006, as filed with the Securities and Exchange Commission on August 9, 2006 (the 2006 Proxy Statement).
Del Monte Foods Company Annual Incentive Plan Fiscal 2007 Targeted Percentages
The Del Monte Foods Company Annual Incentive Plan provides annual cash bonuses to certain management employees, including the named executive officers. The target bonus for each eligible employee is based on a percentage of such employee’s Fiscal Year Earnings, as such term is defined in the Annual Incentive Plan (such percentage, the Targeted Percentage). The terms of the Annual Incentive Plan are discussed in greater detail in the Company’s 2006 Proxy Statement. On September 21, 2006, the Compensation Committee approved an increased Targeted Percentage for fiscal 2007 of seventy percent (70%) for Timothy A. Cole, Executive Vice President, Sales. The Targeted Percentages for fiscal 2007 as previously established for the other named executive officers were as established for fiscal 2006. The Targeted Percentage established by the Compensation Committee for each named executive officer is as set forth on Exhibit 10.2 to this Current Report on Form 8-K.
Equity Grants to Non-Employee Directors
On September 21, 2006, pursuant to the terms of the Del Monte Foods Company Non-Employee Director Compensation Plan, as amended, each non-employee director of Del Monte Foods Company received a grant of 7,719 restricted stock units. The number of restricted stock units subject to each such grant was determined, pursuant to the Non-Employee Director Plan, by dividing $80,000 by the average of the high and low prices of the Company’s common stock on the date of grant. Such restricted stock units vest in equal installments over an approximate three-year period, with one-third vesting immediately prior to each of the three Annual Meetings of Stockholders occurring after the date of grant; provided, however, in the event a non-employee director’s service terminates for any reason between Annual Meetings, a percentage of the one-third installment applicable to such year shall vest that is equal to the percentage of the year (beginning from the date of the last Annual Meeting of Stockholders) that will have elapsed upon the end of the fiscal quarter in which such termination of service occurs. The non-employee directors of Del Monte Foods Company are currently Samuel H. Armacost, Timothy G. Bruer, Mary R. Henderson, Victor L. Lund, Terence D. Martin, Joe L. Morgan and David R. Williams.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed with this report on Form 8-K.

Exhibit	Description

10.1	Annual Salary Adjustment for Named Officers as Approved by the Compensation Committee of the Board of Directors of Del Monte Foods Company on September 21, 2006**

10.2	Del Monte Corporation Annual Incentive Plan Fiscal 2007 Targeted Percentage and Weighting of Objectives for Named Executive Officers as Approved by the Compensation Committee**

10.3	Del Monte Foods Company Non-Employee Director Compensation Plan, as amended effective immediately following the Company’s 2006 annual meeting of stockholders (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 21, 2006)**

**	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: September 27, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Annual Salary Adjustment for Named Officers as Approved by the Compensation Committee of the Board of Directors of Del Monte Foods Company on September 21, 2006**

10.2	Del Monte Corporation Annual Incentive Plan Fiscal 2007 Targeted Percentage and Weighting of Objectives for Named Executive Officers as Approved by the Compensation Committee**

10.3	Del Monte Foods Company Non-Employee Director Compensation Plan, as amended effective immediately following the Company’s 2006 annual meeting of stockholders (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 21, 2006)**

**	Indicates a management contract or compensatory plan or arrangement.

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